                                                                  Exhibit 10(ab)

                                 FIRST AMENDMENT
                                       TO
                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

      This ("Amendment") to the INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT is made as of July 28, 1999 by and between CompuCom Systems, Inc., a Delaware corporation ("Customer") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS:

      WHEREAS, Customer and IBM Credit have entered into that certain Inventory and Working Capital Financing Agreement dated as of May 11, 1999 (as amended, supplemented or otherwise modified from time to time, the "Agreement"); and

      WHEREAS, Customer has requested and IBM Credit has agreed to increase the amount of financing it makes available to Customer pursuant to the Agreement subject to the conditions set forth below.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended as follows:

      Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

(A) Inventory Financing Availability is increased from Seventy-Five Million Dollars ($75,000,000) to One Hundred Sixty-Five Million Dollars ($165,000,000);

(B) Borrowing Base percentage of the amount of Customer's Eligible Accounts other than Concentration Accounts effective on and after December 11, 1999 is increased from 50% to 70%;

(C) Borrowing Base percentage of the amount of Customer's inventory not financed by IBM Credit is increased from 40% to 50%.

(D) Customer shall be required to maintain the following financial percentage(s) and ratio(s) as of the last day of the fiscal period under review by IBM Credit:

       Covenant                         Covenant Requirement
       --------                         --------------------

   (i) Current Assets to Current        Greater than 1.25 : 1.0
       Liabilities

  (ii) Net Profit after Tax to Revenue  Equal to or Greater than:
                                        0.2% for fiscal year to day period
                                        ending


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                                        September 30, 1999;

                                        0.5% for the fiscal year ending December
                                        31, 1999;

                                        0.7% for each reportable fiscal quarter
                                        thereafter on a trailing four quarter
                                        basis provided that the New Profit after Tax to Revenue percentage for each of those four quarters shall be equal to or greater than 0.0%.

 (iii) Tangible Net Worth               Equal to or Greater than $110 Million
                                        Dollars plus 75% of Net Profit after Tax plus 100% of the proceeds received form the placement of additional equity

  (iv) Loans to Officers                Shall not exceed $7 million

   (v) Capital expenditures             Shall not exceed $15 million in any one
                                        fiscal year

  (vi) Permitted Investments            Shall not exceed $5 million plus certain
                                        investments set forth in Attachment A

Section 3. Representations and Warranties. Customer makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment:

(A) All representations made by Customer pursuant to the Agreement are true and accurate and complete in every respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

(B) The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Customer not to be in compliance with the terms of any agreement to which Customer is a party.

(C) Except as has been disclosed by Customer to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Customer, which if adversely determined, would materially adversely affect Customer's ability to perform Customer's obligations under this Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

(D) This Amendment has been duly authorized, executed and delivered by Customer and is enforceable against Customer in accordance with its terms.

Section 4. Conditions Precedent. The effectiveness of this Amendment shall be subject to receipt by IBM Credit of the following:

(A) An undated notice to Norwest Bank Minnesota, National Association, as Trustee ("Norwest"), signed by Customer and by CSI Funding, Inc., which Notice shall provide that, effective one Business Day after delivery of such notice, the Customer shall cease selling and CSI Funding shall cease buying the Receivables and the Related Rights pursuant to the Transaction Documents, that Notice being required pursuant to Section 5.1(M) of the Agreement; and

(B) Amendments to the Transaction Documents which amendments set forth IBM Credit's status as third-party beneficiary of the Lock-Box Agreements provided for in the Transaction Documents such amendments being required pursuant to
Section 3.4(C) of the Agreement; and


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(C) A facility fee up to Four Hundred Fifty Thousand Dollars ($450,000.00) on or
prior to September 30, 1999, such facility fee payable to IBM Credit hereunder shall be nonrefundable and shall be in addition to any other fees IBM Credit may charge to Customer.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

      IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM CREDIT CORPORATION                 COMPUCOM SYSTEMS, INC.


By:                                    By: /s/ M. Lazane Smith
   --------------------------------       -----------------------------------

Print Name:                            Print Name: M. LAZANE SMITH
           ------------------------               ---------------------------

Title:                                 Title: SVP-CFO
      -----------------------------          --------------------------------


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